Exhibit 99.2

Utz Brands Fiscal 2024 Net Sales Growth Drivers
Quarterly and Annual

(% change in prior year net sales)	13-Weeks Ended March 31, 2024 Branded Salty Snacks [1]	13-Weeks Ended March 31, 2024 Non-Branded & Non-Salty Snacks [2]	13-Weeks Ended March 31, 2024 Total	13-Weeks Ended June 30, 2024 Branded Salty Snacks [1]	13-Weeks Ended June 30, 2024 Non-Branded & Non-Salty Snacks [2]	13-Weeks Ended June 30, 2024 Total
Net Sales as Reported	$ 291.5	$ 55.0	$ 346.5	$ 308.5	$ 47.7	$ 356.2
Net Sales as Reported Growth Versus Prior Year	4.2%	(23.4%)	(1.4%)	3.2%	(25.4%)	(1.8%)
Volume/mix	5.3%	(17.6%)	1.1%	4.2%	(8.8%)	2.3%
Pricing	(0.6%)	4.7%	0.4%	(0.9%)	0.2%	(0.7%)
Organic Net Sales Growth Versus Prior Year	4.7%	(12.9%)	1.5%	3.3%	(8.6%)	1.6%
Impact of IO Conversions	(0.5%)	0.0%	(0.4%)	(0.1%)	0.0%	(0.1%)
Divestiture	0.0%	(10.5%)	(2.5%)	0.0%	(16.8%)	(3.3%)
Net Sales as Reported Growth Versus Prior Year	4.2%	(23.4%)	(1.4%)	3.2%	(25.4%)	(1.8%)

(% change in prior year net sales)	13-Weeks Ended September 29, 2024 Branded Salty Snacks [1]	13-Weeks Ended September 29, 2024 Non-Branded & Non-Salty Snacks [2]	13-Weeks Ended September 29, 2024 Total	13-Weeks Ended December 29, 2024 Branded Salty Snacks [1]	13-Weeks Ended December 29, 2024 Non-Branded & Non-Salty Snacks [2]	13-Weeks Ended December 29, 2024 Total
Net Sales as Reported	$ 319.0	$ 46.5	$ 365.5	$ 302.5	$ 38.5	$ 341.0
Net Sales as Reported Growth Versus Prior Year	3.8%	(28.2%)	(1.7%)	2.9%	(33.9%)	(3.2%)
Volume/mix	4.7%	(12.4%)	2.4%	3.6%	(20.9%)	0.2%
Pricing	(0.9%)	2.4%	(0.5%)	(0.7%)	2.7%	(0.2%)
Organic Net Sales Growth Versus Prior Year	3.8%	(10.0%)	1.9%	2.9%	(18.2%)	0.0%
Impact of IO Conversions	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Divestiture	0.0%	(18.2%)	(3.6%)	0.0%	(15.7%)	(3.2%)
Net Sales as Reported Growth Versus Prior Year	3.8%	(28.2%)	(1.7%)	2.9%	(33.9%)	(3.2%)

(% change in prior year net sales)	52-Weeks Ended December 29, 2024 Branded Salty Snacks (1)	52-Weeks Ended December 29, 2024 Non-Branded & Non-Salty Snacks (2)	52-Weeks Ended December 29, 2024 Total
Net Sales as Reported	$ 1,221.5	$ 187.7	$ 1,409.2
Net Sales as Reported Growth Versus Prior Year	3.6%	(27.4%)	(2.0%)
Volume/mix	4.5%	(15.2%)	1.5%
Pricing	(0.8%)	2.9%	(0.2%)
Organic Net Sales Growth Versus Prior Year	3.7%	(12.3%)	1.3%
Impact of IO Conversions	0.0%	0.0%	0.0%
Divestiture	(0.1%)	(15.1%)	(3.3%)
Net Sales as Reported Growth Versus Prior Year	3.6%	(27.4%)	(2.0%)

(1) Branded Salty Snacks sales excluding IO unreported sales.

(2) Non-Branded & Non-Salty Snacks including IO unreported sales.